UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 657-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
DCB Financial Corp (“DCBF”), a registered financial holding company and the parent holding company for The Delaware County Bank & Trust Company (the “Bank”) announces that the Bank has entered into a written agreement (the “Agreement”)with the Ohio Division of Financial Institutions (“ODFI”) and a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”) effective October 28, 2010 which address matters pertaining to, among other things: management and operations of the Bank; credit risk management practices and credit administration policies and procedures; Bank actions with respect to problem assets; reserves for loan and lease losses; strengthening the capital position of the Bank; the strategic plan and budget for fiscal 2011; staffing; and submitting a funding contingency plan for the Bank that identifies available sources of liquidity and includes a plan for dealing with potential adverse economic and market conditions.
The Consent Order and the Agreement contain substantially similar provisions. Among other things they require the Bank to attain a minimum 9% tier-1 capital ratio within 90 days of the effective date, and total risk-based capital ratio of not less than 13% within that same time period; submission of plans related to the reduction of non-performing assets; and, a review of accounting matters related to subsidiary companies.
Management and the board have already made significant progress towards addressing and resolving these issues which are based on the findings of the ODFI and FDIC during their examination of the Bank as of March 2010. Since the completion of the examination a number of initiatives have been developed and implemented which address the referenced matters, including: strengthening the Bank’s liquidity position and developing improved liquidity analysis and reporting; improving its credit underwriting and monitoring processes; and utilizing significant resources to address its problem loan portfolio in order to reduce the total level of under-performing loans. As noted below, DCBF has also engaged a national recognized consulting firm to provide assistance with respect to capital planning for DCBF and the Bank.
Board Chair Vicki Lewis and Interim President and Chief Executive Officer Dave Folkwein have stated that they look forward to continuing working closely with regulatory agencies to address and resolve the issues facing the Bank, and have already taken significant steps toward addressing and resolving the matters contained in the Agreement and Consent Order. Mr. Folkwein noted, “We are all dedicated to continuing to work hard and to put in long hours to resolve the issues facing the Bank and DCBF in tandem with our regulatory partners. The banking industry is particularly challenged by the current economy, and we will continue to address those challenges head-on.”
Mr. Folkwein added, “The Bank has aggressively managed its problem loan portfolio and as a whole have added significantly to our reserve position which now stands at 2.84% at September 30, 2010. Our customers’ deposits remain insured to the maximum provided by law through the FDIC. Our customers will continue to receive outstanding customer support and fast, friendly service to which they are accustomed.”
The Agreement and Consent Order also provide that The Bank may not declare or pay dividends to DCBF without the prior approval of the FDIC and ODFI. And, as announced earlier this year by DCBF, without the prior approval of the Federal Reserve, DCBF may not declare or pay cash dividends, repurchase any of its shares, make payments on its trust preferred securities or incur or guarantee any debt.
As previously noted, The Bank is required to achieve a tier-1 capital ratio of not less than 9.0% and a total risk-based capital ratio of not less than 13% within 90 days of the effective date of the Agreement and Consent Order, and, to maintain those capital levels during the remaining term of the Agreement and the Consent Order. It may do so by, among other alternatives, raising additional capital, generating sufficient earnings, reducing the bank’s assets, or a combination thereof.
Management has also retained the services of Keefe, Bruyette & Woods (“KBW”), a nationally recognized capital markets specialist, to assist in the development of initiatives to increase the overall capital levels of the Bank and its parent, DCB Financial Corp. With the assistance of KBW and the completion of the initiatives already indentified, Management and the board are committed to meet the terms of the Agreement and the Consent Order on a timely basis. However, there can be no assurances that the Bank will be able to comply.

Additionally, the Bank is required to submit periodic progress reports to the ODFI and the FDIC regarding various aspects of the foregoing actions and requirements, and the Bank board has appointed a compliance committee to monitor and coordinate the Bank’s performance under the Agreement and Consent Order. The Agreement and Consent Order will remain in effect until modified or terminated by the ODFI and/or the FDIC. The Bank entered into the Agreement and the Consent Order without admitting or denying any unsafe or unsound banking practices, violations, rule or regulation.
The Bank remains an eligible depository for public funds as defined by Ohio Revised Code, and, its customers retain full availability of deposit insurance through the FDIC to the maximum provided by law.
Information regarding FDIC insurance can be located at: http://www.fdic.gov/deposit/deposits/index.html
A copy of the Consent Order is attached as Exhibit 10.1, and a copy of the Agreement is attached as Exhibit 10.2, to this Current Report on Form 8-K. The above summary of the Consent Order and the Agreement is qualified in its entirety by reference to documents contained in those Exhibits, which are incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Exhibit Description

10.1	Consent Order

10.2	Written Agreement

99	Press Release Dated October 28, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP
Date: October 28, 2010	By:	/s/ David J. Folkwein
David J. Folkwein
Interim-President and CEO

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Consent Order by and between The Delaware County Bank & Trust Company, Lewis Center, Ohio and the Federal Deposit Insurance Corporation, dated effective October 28, 2010

10.2	Written Agreement by and among the Delaware County Bank & Trust Company, Lewis Center, Ohio, and State of Ohio, Division of Financial Institutions, Columbus, Ohio, dated effective October 28, 2010

99	Press release dated October 28, 2010 announcing entry into definitive material agreement

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 18 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2009 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.